EXHIBIT 21.1


                  APPLIANCE RECYCLING CENTERS OF AMERICA, INC.

                      SUBSIDIARIES AS OF DECEMBER 30, 2000


                                      JURISDICTION OF            PERCENT VOTING
NAME OF SUBSIDIARY                     INCORPORATION            SECURITIES OWNED
------------------                     -------------            ----------------

Appliance Recycling Centers of
  America-California, Inc.              California                    100%

ARCA of St. Louis, Inc.                 Missouri                      100%


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